Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	John Long, Chief Financial Officer
Innovative Solutions & Support, Inc.
610-646-0350

Innovative Solutions & Support, Inc. Announces Fiscal 2009 Second Quarter Financial Results

Revenues Up 53% from Year Ago Quarter, Operating Margin of 13.0% and Earnings Per Share of $0.08 in Second Quarter

Exton, PA.  — April 29, 2009 — Innovative Solutions & Support, Inc. (NASDAQ: ISSC) today announced its financial results for the second quarter of fiscal 2009 ending March 31, 2009.

Net revenues for the second quarter of fiscal 2009 were $10.5 million, up 53% from $6.8 million in the second quarter fiscal 2008.  The Company reported fiscal 2009 second quarter net income of $1.3 million, or $0.08 per fully diluted share, compared to a fiscal second quarter 2008 net loss of ($7.1 million), or ($0.42) per fully diluted share.  Cash flow was also strong in the quarter, reversing the working capital changes that reduced cash flow growth in the first quarter of fiscal 2009.

“We are again reporting results consistent with our expectations,” said Geoffrey Hedrick, Chairman and Chief Executive Officer of Innovative Solutions & Support, Inc.  “We have retooled and reorganized operations to improve productivity and reduce fixed overhead burden so we can effectively leverage our growth into more significant bottom line improvement.  Both gross margin and operating margin performance are clearly demonstrating that the decisive actions taken this year are having the intended effect.”

Compared to the year ago period, the improvement in operating margins this quarter are in part due to the reduction in legal expenses, which amounted to over $1.3 million last year during the vigorous pursuit of the successful prosecution of a trade secret matter.  The case was settled in the fourth fiscal quarter of 2008.

Mr. Hedrick added, “As new aircraft build slows, operators are budgeting to improve the safety and performance of their existing fleets as well as to extend their life.  Economic uncertainty has severely impacted both the commercial airline transport and business jet industry.  In these difficult and uncertain economic times, our unequaled  performance/price strengthens demand for ISS products.

Several OEM’s have recently contacted us for retro-fit solutions in their existing fleets.  It is in the OEM’s interest to support the existing operators during this difficult economic time with a low-cost solution for their existing aircraft.  These upgrades, while providing significant improvement in operation and situational awareness, make the resale of these aircraft far more attractive when the user decides to upgrade to a new aircraft in the future.  While the general economic malaise has impacted our sales, we have been able to grow the company by an estimated 25% this year.

Six Month Results

Revenues for the six months ended March 31, 2009 were $21.0 million, up 82% over revenues for the six months ended March 31, 2008 of $11.6 million. For the six months ended March 31, 2009, net income was $3.2 million or $0.19 per diluted share compared to a net loss of ($11.2 million) or ($0.66) per fully diluted share for the six months ended March 31, 2008.    Legal expenses associated with the successful prosecution of the trade secret matter were $4.9 million in the six months ended March 31, 2008.  For the six months ended March 31, 2009, gross margin was 50% and our cash and cash equivalents increased by $2.5 million.

Roman Ptakowski, President, added, “Relative to our current operations, we have a healthy order book, including a substantive and growing intra-quarter book-and-ship business.  Over $4 million of recent orders and early indications by the military for further awards are indicative of our increasing success penetrating that very large market.  With flight testing nearly completed, the Cessna Flat Panel Display will be more widely available in the very near future.  We are also optimistic about the growth opportunities for our extremely versatile new Vantage Flat Panel Display System.  Also, by leveraging our technology into new applications such as our mission displays and marketing our legacy retrofit expertise, there are numerous opportunities available to expand our presence throughout the entire aircraft industry.”

Business Outlook

For the fiscal year 2009, based upon existing backlog, current production schedules and improving operating efficiency, the Company expects net revenues $37.0 - $39.0 million; and positive operating cash flow.  This outlook represents a 25% increase in revenue over the prior fiscal year. We will provide additional details related to our outlook during the conference call.

The Company will be hosting a conference call Thursday, April 30, 2009 at 10:00 a.m. EDT time to discuss these results and its business outlook.  Please use the following dial in number to register your name and company affiliation for the conference call: 888-562-3654. The conference ID# is 95611570. The call will also be carried live on the Investor Relations page of the Company web site at www.innovative-ss.com.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, PA. Innovative Solutions & Support, Inc. (www.innovative-ss.com) is a systems integrator engaged in the design, manufacture and marketing of Flat Panel Display Systems, Air Data equipment, Flight Information Computers, Engine and Fuel Measurement and Control Computers, and advanced monitoring systems that measure and display critical flight information. This includes data relative to aircraft separation, airspeed and altitude as well as fuel and critical engine parameters.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflects management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Innovative Solutions and Support, Inc.

Consolidated Balance Sheets

(unaudited)

	March 31, 2009	September 30, 2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$37,518,990	$35,031,932
Accounts receivable, net	5,764,620	4,218,443
Inventories	5,945,812	9,361,257
Deferred income taxes	301,841	414,636
Prepaid expenses and other current assets	1,277,542	1,406,260

Total current assets	50,808,805	50,432,528

Property and equipment, net	8,681,807	8,958,346

Other assets	503,114	505,840

TOTAL ASSETS	$59,993,726	$59,896,714

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of capitalized lease obligations	$9,908	$9,908
Accounts payable	1,638,298	2,349,981
Accrued expenses	2,805,843	5,130,463
Deferred revenue	241,509	450,923

Total current liabilities	4,695,558	7,941,275

Note payable	4,335,000	4,335,000
Long-term portion of capitalized lease obligations	32,403	37,633
Deferred revenue	86,844	114,075
Deferred income taxes	301,841	414,636
Other liabilities	294,428	249,969

Total liabilities	9,746,074	13,092,588

Commitments and contingencies		—

SHAREHOLDERS’ EQUITY:

Common stock	18,189	18,177
Additional paid-in capital	46,148,808	45,767,960
Retained earnings	23,323,531	20,152,615
Treasury stock	(19,242,876)	(19,134,626)

Total shareholders’ equity	50,247,652	46,804,126

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$59,993,726	$59,896,714

Innovative Solutions and Support, Inc.

Consolidated Statement of Operations

(unaudited)

	Three months ended March 31,		Six months ended March 31,
	2009	2008	2009	2008

Sales	10,465,726	6,824,360	21,041,072	11,560,007

Cost of sales	5,217,613	3,790,661	10,472,786	7,449,720

Gross profit	5,248,113	3,033,699	10,568,286	4,110,287

Operating expenses:
Research and development	1,610,687	2,776,576	2,891,188	4,517,244
Selling, general and administrative	2,272,080	4,734,446	4,631,387	10,670,352
Total operating expenses	3,882,767	7,511,022	7,522,575	15,187,596

Operating income (loss)	1,365,346	(4,477,323)	3,045,711	(11,077,309)

Interest income	97,227	441,779	298,313	1,031,140
Interest expense	(19,241)	(38,580)	(54,715)	(89,119)
Other income	—	300,000	50,073	300,000
Income (loss) before income taxes	1,443,332	(3,774,124)	3,339,382	(9,835,288)
Income taxes expense	95,802	3,286,033	168,466	1,346,810
Net income (loss)	$1,347,530	$(7,060,157)	$3,170,916	$(11,182,098)

Net income (loss) per common share:
Basic	$0.08	$(0.42)	$0.19	$(0.66)
Diluted	$0.08	$(0.42)	$0.19	$(0.66)

Weighted average shares outstanding:
Basic	16,718,209	16,890,942	16,718,209	16,895,720
Diluted	16,718,215	16,890,942	16,735,645	16,895,720